                                                                 Exhibit 23.2

                         Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in
Amendment No. 1 to the Registration Statement (Form S-3 No. 333-106156) and
related Prospectus of American Italian Pasta Company for the registration of
100,000 shares of its common stock and to the incorporation by reference therein of our report dated October 30, 2002, with respect to the consolidated financial statements of American Italian Pasta Company included in its Annual Report (Form
10-K) for the year ended September 27, 2002, filed with the Securities and
Exchange Commission.

                                                     /s/ Ernst & Young LLP

Kansas City, Missouri
August 19, 2003